EX-99.B(p)wallstreetcode

WALL STREET ASSOCIATES

Code of Ethics and Statement of
Policy and Procedures Regarding Personal
Securities Transactions
.
July 10, 2000

1) Definitions

The following definitions apply for purposes of the Code and Statement in addition to the definitions contained elsewhere herein.

a)	"Access Person" means any director, officer or employee of Wall Street Associates ("WSA") and any Advisory Person.

b)

"Advisory Person" means any Employee, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

c)	"Client" means any person or entity, including an investment company, for which WSA serves as investment manager, adviser or sub-adviser.

d)	"Compliance Officer" refers to Jeff Jeffery, or the current appointed Officer or his successor Compliance Officer.

e)	"Employee" refers to a person who is an employee of WSA.

f)

"Investment Personnel" refers to any Employee who is a Portfolio Manager, or Access Persons, such as Securities Analysts and order placement personnel, or those who assist in executing the Portfolio Manager's decisions.

g)	"Personal Account" refers to a brokerage account in which an individual subject to this Code and Statement has any beneficial ownership and a brokerage account maintained by or for:

	i)	such an individual's spouse (other than a legally separated or divorced spouse),

	ii)	any person who resides with an Employee, or

	iii)	any other account (except a Client Account) with respect to which the individual has investment discretion.

h)

"Security" has the meaning as set forth in Section 2 (a) (36) of the Company Act and any derivative thereof, commodities, options or forward contracts, except that it shall not include securities issued by the Government of the United States, short-term debt securities that are government Securities within the meaning of Section 2(a)16 of the Company Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as are designated by the Compliance Officer.

i)

"Insider Trading" refers to a person's reliance upon material information regarding a publicly traded company in making the determination to purchase or sell shares in that company that is not otherwise made known to the investing public and which is received from an officer, director or employee for the company or individual who owns a controlling interest in the company.

2) Purpose

a)

As a registered investment adviser and a fiduciary, WSA, hereinafter sometimes "WSA," owes an undivided duty of loyalty to its clients for which it serves as investment manager, adviser or sub-adviser. WSA must avoid even the appearance of a conflict that may compromise the trust clients have placed in WSA and must insist on strict adherence to fiduciary standards and compliance with all applicable federal and state Securities laws. Adherence to this Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions (the "Code and Statement") is a fundamental condition of service with WSA.

b)

The Code and Statement is intended to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended, which requires WSA to adopt a code of ethics containing provisions reasonably necessary to prevent specified individuals from engaging in certain conduct. Under Rule 17j-1(a), certain conduct by "access persons" (as defined in the Rule) of WSA, itself as adviser or sub-adviser of these companies with respect to purchases or sales of securities held or to be acquired by the client(s), is prohibited. As set forth in Section 3 below, this Code and Statement applies to all Employees and all other individuals who are Access Persons. The Code and Statement is also intended to comply with the provisions of Rule 204-2 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), which requires WSA to maintain records of securities transactions in which its personnel have any beneficial ownership.

c)	This Code and Statement is intended to ensure that Personal Account transactions are conducted in accordance with the following principles:

	i)	a duty at all times to place first the interests of Clients;

ii)

the requirement that all Personal Account transactions be conducted consistent with this Code and Statement and in a manner that avoids any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

	iii)	the fundamental standard that WSA personnel not take inappropriate advantage of their positions.

d)

In addition to the specific prohibitions on certain Personal Account transactions as set forth below, all Access Persons are prohibited, in connection with the purchase or sale, directly or indirectly, by such persons of a security held or to be acquired by a Client, from:

i)

employing any device, scheme or artifice to defraud any Client; making to a Client any untrue statement of a material fact or omitting to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

	ii)	engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client;

	iii)	engaging in any manipulative practice with respect to any Client; or

iv)

revealing to any other person (except in the normal course of his or her duties on behalf of a Client) any information regarding securities transactions by any Client or the consideration by any Client or of WSA of any such securities transactions; or

v)

serving on any board of directors, as trustees, or in any other management capacity of any private or public company without prior written authorization from the Compliance Officer based upon a determination that such service would not be inconsistent with the interests of any Client; or

vi)

receiving any gift or other thing of more than de minimis value from any person or entity that does business with WSA on behalf of a Client, provided, however, that receipt of the following shall not be prohibited:

an occasional meal, reception, event or entertainment that is not so frequent, so costly, or so extensive as to raise any question of impropriety;
a meal, reception or event in conjunction with a bona fide business meeting.

3) Prohibited Purchases and Sales

a)

All Access Persons It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code and Statement or otherwise prohibited by any applicable laws. Personal Account transactions for Access Persons may be effected only in a Personal Account and in accordance with the following provisions:

i)

No Access Person may purchase or sell a security in a Personal Account if, at the time of the transaction, the Access Person has actual knowledge that the security is being considered for purchase or sale for a Client, is being purchased or sold for a Client. This restriction is applicable to all Personal Accounts, including one for which the Access Person has investment discretion, but no beneficial ownership.

ii)

No Access Person may purchase or sell, directly or indirectly, any security in which the Access Person has (or after such transaction would have) any direct or indirect beneficial ownership unless such Access Person obtains the prior written approval of the transaction by both a Senior Member of the Portfolio Management Staff and the Senior Trader on the Trading Desk. The Senior Member of the Portfolio Management Staff and the Senior Trader (having no personal interest in the subject transaction) may approve the transaction if they conclude that the transaction is not likely to have any adverse economic impact on a Client, or on the ability to purchase or sell securities of the same or similar class of Securities of the issuer involved. A request for pre-clearance must be made in writing in advance of the contemplated transaction and must state:

		(a)	the name of the security involved,

		(b)	the date or dates on which such securities are to be acquired or sold, and

		(c)	an explanation of the reason(s) the Employee or Access Person is not proposing to purchase or sell the security or securities on behalf of the Clients, as well.

	iii)	No Access Person shall profit from the purchase and sale, or sale and purchase, of the same (or an equivalent) Security in a Personal Securities Transaction within sixty calendar days.

iv)

No Access Person may execute or cause the execution of a transaction in a security in which the Access Person has (or by reason of such transaction would have) any direct or indirect beneficial ownership, for at least seven (7) days prior to, and seven (7) days following the day on which any Client has a pending "buy" or "sell" order in that same or related security until that order is executed or withdrawn. However, if the Client's pending "sell" order in the same or related securities disposes of all of the Client's interest in that security, an Access Person is allowed to sell his or her direct or beneficial interest in that security twenty-four (24) hours after the sale of Client's entire interest in that security has been finalized.

b)	Investment Personnel In addition to the prohibitions set forth in paragraph (a) of this Section, Investment Personnel shall not:

	(i)	acquire any direct or indirect Beneficial Ownership in any securities in any initial public offering.

(ii)

acquire any Beneficial Ownership in any securities in any private placement of securities unless the Compliance Officer and Senior Portfolio Management Team have given express prior written approval. Investment Personnel so authorized to acquire securities in a private placement must disclose that investment when they play a part in any Client's subsequent consideration for an investment in the issuer, and in such a case, the decision to purchase securities of that issuer for a Client will be subject to an independent review by Investment Personnel with no personal interest in such issuer; The Compliance Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his or her position with WSA.

c)

Portfolio Managers In addition to the requirements set forth in paragraphs (a) and (b) of this Section, a Portfolio Manager of a Client account shall not buy or sell a security for his Personal Account within seven (7) days before and after that Client's account trades in that security unless the Client's trade in the security disposes of all of the Clients' interest in that security, in which event the Portfolio Manager may sell the security twenty-four (24) hours after the sale of Clients' entire interest in that security.

4) Reporting

a)

All Employees All employees must file with the Compliance Officer a listing of all securities in which they have Beneficial Ownership, and upon commencement of employment with WSA and while so employed maintain on a current basis, a list of all of their Personal Accounts. They also must direct their brokers to submit to the Compliance Officer a duplicate copy of the confirmation of each securities transaction in a Personal Account and a copy of the monthly statements for each Personal Account. Any employee who has not engaged in any reportable transaction during a quarter shall, within ten (10) days of the end of the quarter, so certify to the Compliance Officer in writing. In addition, each employee shall file an annual holding report regardless of whether any transactions occurred during the year. This is to include any securities held by any broker, dealer or bank with whom the access person maintains an account.

b)

The Compliance Officer shall maintain the confirmations, trade authorization sheets and periodic statements required by paragraph (a) above and such other records, if any, as are required by Rule 17j-1 under the Company Act and Rule 204-2 under the Advisers Act. All reports furnished pursuant to this Section will be kept confidential, subject to the rights of inspection by the Compliance Officer, the Securities and Exchange Commission and by other third parties pursuant to applicable law.

c)

Each person subject to this Code and Statement must certify upon commencement of employment that he or she has read and understands this Code and Statement as amended, recognizes that he or she is subject thereto and has complied with its provisions and disclosed or reported all Personal Account transactions required to be disclosed or reported by this Code and Statement.

5) Sanctions

Upon discovery of a violation of this Code and Statement, WSA, with the advice of the Compliance Officer and the Company's expert counsel, may impose such sanctions as it deems appropriate, including, but not limited to, censure, suspension or termination of service. Individuals subject to this Code and Statement who fail to comply with this Code and Statement may also be violating the federal Securities laws and other federal and state laws. Any such person who is suspected of violating this Code and Statement should be reported immediately the Compliance Officer.